Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Atlas Energy Solutions Inc. of our report dated April 22, 2024, with respect to the combined carve-out financial statements of Hi-Crush Inc. appearing in the Current Report on Form 8-K/A filed May 8, 2024. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement (Form S-3).

Our report on the combined carve-out financial statements includes an emphasis of matter paragraph related to the “carve-out” basis of accounting.

/s/ Whitley Penn LLP

Houston, Texas

May 15, 2024